UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2010

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2010, Boston Private Financial Holdings, Inc. (the “Company”) announced that James D. Dawson will relinquish his titles of Managing Director West Coast Private Banking and Interim Chief Executive Officer of Borel Private Bank & Trust Company (“Borel”) and will return to the Company’s headquarters in Boston by December 31, 2010. He will continue as Executive Vice President and a member of the Senior Policy Group of the Company. Mr. Dawson will focus on operational and performance initiatives, and will report to President and Chief Executive Officer, Clayton Deutsch.

In connection with this management realignment on the West Coast, James C. Garvey has been appointed Chief Executive Officer and President of Borel, the Company’s Northern California affiliate, effective December 13, 2010, and V. Charles Jackson has been appointed Chief Executive Officer of the West Coast Private Banking Group effective January 1, 2011. Mr. Jackson will continue in his current position as Chief Executive Officer and President of First Private Bank & Trust, the Company’s Southern California affiliate, while assuming broader oversight responsibilities for all of the West Coast banks.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated November 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/S/ DAVID J. KAYE
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: November 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 23, 2010